EXHIBIT 4.4

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of the date set forth on the signature page hereof, by and between Series COM-AF157, LLC a series of Mythic Collection, LLC a Delaware Limited Liability Company (the “Issuer”), and the undersigned (the “Subscriber” or “You”).

WHEREAS, pursuant to the Offering Circular (the “Offering Circular”), the Issuer is offering in a Regulation A offering (the “Offering”) to investors up to 2,000 Interests (“Interests”) at a purchase price of $55.00 per Interest for a maximum aggregate purchase price of $110,000.00 (the “Maximum Offering”).

WHEREAS, the Subscriber desires to subscribe for the number and class of Interests set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION PROCEEDURES

In order to purchase Non-Voting Interests, you must take the following steps:

1.	Visit MythicMarkets.com and sign up for a user account on Mythic Markets’ marketplace.

2.	Verify your email address and Log in to Mythic Markets’ marketplace.

3.	Click on “Marketplace” which will bring you to the offerings page which will display all the available opportunities to invest.

4.	Select “Learn more” on the offering you are interested in.

5.

Carefully read the Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

6.	If you are ready to invest, click the “Buy shares” button on the Offering Details page.

7.	Complete the KYC process by entering your name, address, date of birth, and social security number. All data is encrypted.

8.	Enter your banking information for ACH transfer to the offering’s escrow account and confirm your investment.

9.	Input the number of Non-Voting Interests that you would like to purchase.

10.	Review and sign the Subscription Agreement that will be sent to you via HelloSign.

I. SUBSCRIPTION FOR AND REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Issuer the number of Interests set forth on the signature page hereof, at a price equal to $55.00 per Interest, and the Issuer agrees to sell such Interests to the Subscriber for said purchase price, subject to the Issuer’s right to sell to the Subscriber such lesser number of (or no) Interests as the Issuer may, in its sole discretion, deem necessary or desirable. The purchase price is payable by ACH to the Issuer.

1.2 The Subscriber has full power and authority to enter into and deliver this Subscription Agreement and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription Agreement has been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber.

1.3 The Subscriber acknowledges receipt of and agrees to, as appropriate, the Offering Circular, all supplements and exhibits to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer, including the Issuer Operating Agreement attached hereto as Exhibit A and the Series Agreement attached hereto as Exhibit B (collectively, the “Offering Documents”).

1.4 The Subscriber recognizes that the purchase of the Interests involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Interests; (ii) the Interests are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), but they are not registered under the Act or any state securities law; (iii) there is only a limited trading market for the Interests, and there is no assurance that a more active one will ever develop, and thus, the Subscriber may not be able to liquidate his, her or its investment; and (iv) an investor could suffer the loss of his, her or its entire investment.

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1.5 The Subscriber is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Interests OR the purchase price tendered by Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

1.6 The Subscriber is not relying on the Issuer or its affiliates or agents with respect to economic considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only his, her or its advisors, if any. Each advisor, if any, is capable of evaluating the merits and risks of an investment in the Interests as such are described in the Offering Circular, and each advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Subscription Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the advisor and the Issuer.

1.7 The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), has (together with his, her or its advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Interests and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Issuer to the Subscriber, including the Offering Circular, as well as the merits and risks of such an investment by the Subscriber. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Interests will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Interests. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Interests for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Interests.

1.8 The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

1.9 The Subscriber acknowledges that the purchase of the Interests may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Interests. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Interests and the corporate structure of such entity.

1.10 The Subscriber acknowledges that the Offering Circular and this Offering have not been reviewed by any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Circular. Any representation to the contrary is a crime.

1.11 The Subscriber represents, warrants and agrees that the Interests are being purchased for his, her or its own beneficial account and not with a view toward distribution or resale to others. The Subscriber understands that the Issuer is under no obligation to register the Interests on his, her or its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

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1.12 The Subscriber understands that the Interests have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase with an intent to resell would represent a purchase with an intent inconsistent with his, her or its representation to the Issuer, and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available. The Subscriber does not have any such intentions.

1.13 The Subscriber agrees to indemnify and hold the Issuer, its manager, and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer’s Restated Certificate of Organization, Operating Agreement, and Series Operating Agreement as amended from time to time.

1.14 The Subscriber understands that the Issuer will review and rely on this Subscription Agreement without making any independent investigation; and it is agreed that the Issuer reserves the unrestricted right to reject or limit any subscription and to withdraw the Offering at any time.

1.15 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Subscription Agreement is the Subscriber’s principal residence, if the Subscriber is an individual, or its principal business address, if it is a corporation or other entity.

1.16 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by FINRA’s Conduct Rules, receipt of which must be acknowledged by such firm on the signature page hereof.

1.17 The Subscriber hereby acknowledges that neither the Issuer nor any persons associated with the Issuer who may provide assistance or advice in connection with the Offering are or are expected to be members or associated persons of members of FINRA or registered broker-dealers under any federal or state securities laws.

1.18 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.19 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or his, her or its advisors, if any, in connection with the offering of the Interests which are in any way inconsistent with the information contained in the Offering Documents.

1.20 All information provided by the Subscriber is true and accurate in all respects, and the Subscriber acknowledges that the Issuer will be relying on such information to its possible detriment in deciding whether the Issuer can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

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1.21 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders, fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

1.22 The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Interests, and the Subscriber has relied on the advice of, or has consulted with, only his, her or its own advisors, if any.

1.23 (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Issuer’s business objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer; (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Issuer or any of its affiliates or its agents.

1.24 The foregoing representations, warranties and agreements shall survive the Closing.

II. REPRESENTATIONS BY THE ISSUER

The Issuer represents and warrants to the Subscriber that as of the date of the closing of the Offering (the “Closing Date”):

2.1 The Issuer is a Series Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

2.2 The execution, delivery and performance of this Subscription Agreement by the Issuer have been duly authorized by the Issuer and all other corporate action required to authorize and consummate the offer and sale of the Interests has been duly taken and approved. This Subscription Agreement is valid, binding and enforceable against the Issuer in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

2.3 The Interests have been duly and validly authorized and issued.

2.4 The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition or operations of the Issuer.

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III. TERMS OF SUBSCRIPTION

3.1 Subject to Section 3.2 hereof, the subscription period will begin as of the date of the Offering Circular and will terminate at 11:59 PM Eastern Time, on the earlier of the date on which the Maximum Offering is sold or one (1) year from the commencement date or the date the Offering is terminated by the Issuer, such date not to exceed the date which is 18 months from the date the Offering Circular or amendment thereto, as applicable, is qualified by the SEC (the “Termination Date”).

3.2 The Subscriber has effected an ACH in the full amount of the purchase price for the Interests to the Issuer. Concurrent with the execution hereof, the Subscriber authorizes North Capital Private Securities Corporation, a Delaware corporation and a registered broker-dealer, member FINRA and SIPC, as escrow agent for the Company (the “Escrow Agent”), to request the subscription price from the Subscriber’s bank. The Company shall cause the Escrow Agent to maintain all such funds for the Subscriber’s benefit in a segregated non-interest-bearing account, in the name of North Capital Private Securities for further credit to “Series COM-AF157, LLC”, a Series of Mythic Collection LLC – [Investor Name],” until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription or (iii) the Termination Date.

3.3 Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.

You may execute this Subscription Agreement by providing one of the following: (i) your original, scanned or faxed signature; or (ii) your electronic signature, as prescribed in the bulleted paragraphs below.

* The mechanics of the electronic signature requested herein include your execution of this Subscription Agreement, the Series Operating Agreement and the Operating Agreement for the Company in a single signature block. By typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a security hash within an SSL encrypted environment, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement, the Series Operating Agreement and the Operating Agreement. Your electronically signed Agreements will be stored by the Company in such a manner that the Company can access them at any time.

* You hereby consent and agree that the electronic signature below constitutes your signature, acceptance and agreement of this Subscription Agreement, the Series Operating Agreement and the Operating Agreement as if each of these documents were actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement, the Series Operating Agreement and the Operating Agreement shall be legally binding and that such transaction has been authorized by you. You agree that your electronic signature below is the legal equivalent of your manual signature on this Subscription Agreement, the Series Operating Agreement and the Operating Agreement and that you consent to be legally bound by terms and conditions of such Agreements. The Subscription Agreement, the Series Operating Agreement and the Operating Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

* Furthermore, you hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement, the Series Operating Agreement and the Operating Agreement specifically, and/or future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the vesting information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

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* Your Consent is Hereby Given: By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement, the Series Operating Agreement and the Operating Agreement, as well as ongoing disclosures, communications and notices.

* By signing this document, the Subscriber is agreeing to the Operating Agreement, the Series Operating Agreement and the Subscription Agreement and all provisions, clauses, representations, warranties, acknowledgments and covenants contained therein, each of which: (i) shall be binding on the heirs, executors, administrators, successors and permitted assigns of the undersigned, and (ii) may not be cancelled, withdrawn, revoked, or terminated by the undersigned except as set forth therein. If there is more than one signatory hereto, the representations, warranties, acknowledgments and agreements of the undersigned are made jointly and severally.

3.4 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Issuer, and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Interests or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Interests. Such Subscriber’s subscription and payment for, and continued beneficial ownership of, the Interests will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

IV. NOTICE TO SUBSCRIBERS

4.1 THE INTERESTS HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

4.2 FOR NON-U.S. RESIDENTS ONLY: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNTIED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

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V. MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by electronic mail, reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Issuer, at the address set forth in the first paragraph hereof, Attention: MANAGER and to the Subscriber at the email address or address indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by e-mail or overnight courier, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Interests as herein provided; subject, however, to the right hereby reserved by the Issuer to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

5.5 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.6 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

5.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written below.

Subscription Details:

Number of Interests:	Price per Interest:	Aggregate Amount:
_______________________	$ 55.00	$ _______________________

Effective Date:

Exact Name in Which Title is to be Held (As collected via the online form)

Subscriber Name (Please Print)

Residence: Number and Street

City, State and Zip Code

Telephone Number

E-Mail

(Subscriber Signature)

ACCEPTED BY SUBSCRIBER

AT ANY TIME PRIOR TO USE OF SUBSCRIPTION FUNDS BY THE ISSUER, THE MANAGER MAY RETURN THE TENDERED SUBSCRIPTION FUNDS TO THE SUBSCRIBER AND REJECT THE SUBSCRIPTION AGREEMENT. THE MANAGER HAS THIS RIGHT TO REJECTION PURSUANT TO SECTION 1.14 HEREIN.

ACCEPTED AND ACKNOWLEDGED.

SERIES COM-AF157, LLC a series of Mythic Collection, LLC a Delaware Limited Liability Company

By: its Series Manager, Mythic Collection, LLC, a Delaware Series Limited Liability Company

By: its Manager, Mythic Markets, Inc., a Delaware corporation

Joe, Mahavuthivanij, Chief Executive Officer

ACCEPTED BY ISSUER

AT ANY TIME PRIOR TO USE OF SUBSCRIPTION FUNDS BY THE ISSUER, THE MANAGER MAY RETURN THE TENDERED SUBSCRIPTION FUNDS TO THE SUBSCRIBER AND REJECT THE SUBSCRIPTION AGREEMENT. THE MANAGER HAS THIS RIGHT TO REJECTION PURSUANT TO SECTION 1.14 HEREIN.

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Exhibit A

Issuer Operating Agreement

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Exhibit B

Series Agreement

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